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                                                                    EXHIBIT 10.2

                                PROMISSORY NOTE

$420,000                                                         August   , 2001

     FOR VALUE RECEIVED, Rodney G. Hilton (the "Employee") promises to pay to Immersion Corporation (the "Company"), at 801 Fox Lane, San Jose, California 95131, or at such place or places as the holder of this promissory note (the "Note") may from time to time designate in writing, the principal sum of Four Hundred Twenty Thousand Dollars ($420,000) (the "Principal"). The amount of the Principal outstanding from time to time shall bear interest at a rate equal to four percent (4%) per annum, compounded quarterly from the date hereof.

     This Note and all accrued interest shall be payable in full on the earlier of: (i) January 6, 2003, and (ii) thirty days following the date of the termination of the Employee's employment with the Company. Interest not paid when due shall thereafter bear like interest as the principal.

     The Employee waives diligence, presentment, protest, demand and notice of protest, demand, dishonor and nonpayment of this Note, and expressly agrees that this Note, or any payment under it, may be extended and any security may be accepted, released or substituted by the Company from time to time without in any way affecting the liability of Employee.

     At the election of the Employee, any amount payable by the Employee to the Company under this Note, whether or not such amount shall be currently due and payable, may be set off against any amount payable to the Employee by the Company.

     The Employee agrees to reimburse the holder of this Note for all costs of collection or enforcement of this Note, whether or not suit if filed (including, but not limited to, reasonable attorneys' fees) incurred by the holder.

     This Note shall be governed by and construed in accordance with the laws of the State of Maryland.

     This Note may not be assigned by the Company.


                                        /s/ RODNEY G. HILTON
                                        -----------------------------------
                                        Rodney G. Hilton

                                        Acknowledged and agreed, intending
                                        to be legally bound hereby:

                                        IMMERSION CORPORATION


                                        By: /s/ ROBERT G. O'MALLEY
                                            -------------------------------
                                            Name:  Robert G. O'Malley
                                            Title: Chairman & CEO